UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 31, 2004

CAP ROCK ENERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

TEXAS

(State or Other Jurisdiction of Incorporation or Organization)

0-31267	75-2794300
(Commission File Number)	(I.R.S Employer Identification No.)

500 West Wall Street, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (432) 683-5422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2004, the Company and the Cap Rock Energy Corporation Shareholders’ Trust entered into an amended Trust agreement, a Right of First Refusal Agreement and a Voting Agreement. The Trust and the Company believe the provisions of these agreements provide reasonable protection for the beneficial owners of the Shares held by the Trust and reasonable restrictions upon the transfer and voting of the Shares to protect the Company’s shareholders and market value of the Shares from unintended effects if the Shares were transferred, sold on the open market, or voted in a large block.  The following summaries of the agreements are qualified in their entirety by reference to the text of the agreements, copies of which are filed as exhibits to this report.

The Trust was established by the Company on October 1, 2002, under the laws of the State of Texas.  Alfred J. Schwartz and Robert G. Holman are the trustees of the Trust. The Trust currently holds 325,223 common shares representing approximately 20% of the issued and outstanding shares of the Company, on behalf of former members of Cap Rock Electric Cooperative, Inc. whose addresses are unknown and who would have received those shares in connection with the conversion of the Cooperative into the Company. The Trust contains restrictions upon the sale and voting of the Shares by the Trust.  The Trust provides that in the case of a tender offer or other repurchase offer by the Company for shares of the capital stock of the Company, the Trustees may, in their sole discretion and acting jointly in the best interest of the beneficiaries of the Trust, sell all of the Shares held in the Trust to the Company at the highest cash price offered under the tender offer or other repurchase offer.  If the tender offer by the Company has a premium of 25% or more, the Trustees shall sell all of the Shares at the highest cash price offered.  Any other sale or transfer of Shares not to the beneficial owners shall be done in a manner such that any purchaser of Shares is not or will not be the beneficial owner of more than 1% of the issued and outstanding voting shares of the Company. In addition, in order to protect the value of the Shares for the beneficial owners and to prevent abnormal swings in the market value of the Shares, any sale or transfer of the Shares to any person or party other than the Company or the beneficial owners shall be done in a manner such that the number of shares sold or transferred does not exceed the volume limitations provided in Rule 144(e)(1) of Securities Act of 1933. The Trustees, and any successor or holder of the Shares, other than the beneficial owners, shall vote the Shares in accordance with the recommendation of the Board of Directors of the Company with regard to the election of Directors to the Board of Directors of the Company, and any sale, mortgage, or pledge of all or substantially all of the assets of the Company, or for any change in the capital structure or the powers of the Company, or in connection with any merger, consolidation, sale, reorganization, dissolution or similar type of transaction involving the Company, unless the Trustees are advised by counsel in writing that to do so would violate their fiduciary duty to the beneficial owners.

The Right of First Refusal Agreement grants the Company the right, for a period of twenty (20) business days following receipt of the notice of disposition, to repurchase any or all of the Shares subject to the notice upon the same terms as those specified therein or upon such other terms to which the Trust or subsequent holder, other than the beneficial owner, consents. The Right of First Refusal continues until December 31, 2009.

The Voting Agreement requires the Trust or any subsequent holder of the Shares other than a beneficial owner or subsequent owner acquiring the Shares in accordance with the transfer restrictions contained in the Trust Agreement to vote the shares for the persons nominated by Cap Rock’s nominating committee for Director of the Company or any replacement nominated or appointed by the Board or the nominating committee at any election of directors; and in accordance with the recommendations of the Board of Directors of the Company on other matters, including, but not limited to, (i) any amendment to the Company’s Certificate of Incorporation; (ii) any amendment to the Company’s By-laws; (iii) merger, consolidation or binding share exchange; (iv) sale or other disposition of all or substantially all of the assets of the Company; (v) bankruptcy; (vi) dissolution; or (vii) any other matter submitted to a vote of the shareholders, provided however, that with regard to any tender offer, if the premium (i.e., the price per Share offered in the tender offer or other repurchase offer over the then market price per share of the Shares) for the Shares covered by the tender offer (or other repurchase offer) is 25% or greater, the Trustees or subsequent holder may sell all of the Shares held in the corpus of the Trust to the Offeror at the highest cash price offered under the tender offer or other repurchase offer.  The agreement expires December 31, 2009, unless otherwise extended or terminated. The Company has agreed to pay to the beneficial owner of the Shares, or their heirs, for whom the Shares are currently held in Trust, ten percent of the current value of the shares as of the close of the stock market on December 30, 2004, at the time any such shares are issued to the beneficial owner as set forth in the Agreement. If the Shares are transferred to any party other than the beneficial owner, this payment is forfeited and not payable by the Company. Based upon the closing price of the Company’s common stock on the American Stock Exchange on December 30, 2004, the payment would total $809,805.

For additional discussion of the Shareholders’ Trust, see the Company’s annual report on Form 10-K for the year ended December 31, 2003, and Schedule 13-d filed by the Trust.

ITEM 2.03              CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 is incorporated herein by reference.

ITEM 7.01              REGULATION FD DISCLOSURE

The Company issued a press release on January 6, 2005, announcing the amendment of the Shareholders’ Trust, and entry into the Right of First Refusal Agreement and Voting Agreement described in Item 1.01 above, which is attached to this current report at Exhibit 99.1.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

10.88       Cap Rock Energy Corporation Amended Shareholders’ Trust, dated as December 31, 2004.

10.89       Right of First Refusal Agreement between the Company and the Cap Rock Energy Corporation Shareholders’ Trust, dated as of December 31, 2004.

10.90       Voting Agreement between the Company and the Cap Rock Energy Corporation Shareholders’ Trust, dated as of December 31, 2004.

99.1         Press Release by Cap Rock Energy Corporation, January 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAP ROCK ENERGY CORPPORATION

	By:	/s/ Lee D. Atkins
January 6, 2005	Lee D. Atkins
Senior Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.88	Cap Rock Energy Corporation Amended Shareholders’ Trust, dated as of December 31, 2004
10.89	Right of First Refusal Agreement between the Company and the Cap Rock Energy Corporation Shareholders’ Trust, dated as of December 31, 2004
10.90	Voting Agreement between the Company and the Cap Rock Energy Corporation Shareholders’ Trust, dated as of December 31, 2004

99.1	Press Release by Cap Rock Energy Corporation, January 6, 2005